OPTION AGREEMENT

     THIS OPTION AGREEMENT (the “Agreement”) made and entered into this 28th day of December 2010, by and between UCANDU LEARNING CENTRES, INC. (“Grantor”) and MOUNT KNOWLEDGE HOLDINGS, INC. (“Optionee”).

     WITNESSETH:

     WHEREAS, Grantor owns, free and clear of any lien or claim, good and merchantable title to 510,000 shares of restricted common stock (“Shares”) of MOUNT KNOWLEDGE TECHNOLOGIES, INC or otherwise known as 1827281 ONTARIO INC., an Ontario Canada Corporation (“Company”); and,

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein the parties agree as follows:

1.	RECITALS. The above recitals are true and correct and are incorporated by reference herein.

2.	GRANT OF OPTION. The Grantor hereby grants to Optionee an option (the “Option”) to purchase the Shares, subject to the terms and conditions set forth herein.

3.	TERM OF OPTION. The Option hereby granted shall be and remain in full force and effect for five (5) year(s) from the date of execution hereof (the “Expiration Date”).

4.	EXERCISE OF OPTION.

     4.1 Exercise Price. Subject to terms and conditions set forth herein, as payment for the exercise price of the Option, Optionee, in its sole discretion, shall either: (i) deliver one hundred thousand (100,000) shares of its restricted common stock (the “MKHD Shares”), adjusted on a pro-rata basis in the event Optionee elects to exercise the Option with respect to a portion of the Shares, to the Grantor; or (ii) make a cash payment to the Grantor equal to the cash value of 100,000 MKHD Shares, adjusted on a pro-rata basis in the event Optionee elects to exercise the Option with respect to a portion of the Shares, based on a per share price equal to the closing bid price of the Optionee’s common stock on the Option Exercise Date (as defined below).

     4.2 Method of Exercise. This Option may be exercised by delivery of an executed written exercise notice from the Optionee (the “Exercise Notice”), which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”). The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Grantor. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares in accordance with Section 4.1. This Option shall be deemed to be exercised upon receipt by the Grantor of such fully executed Exercise Note accompanied by such aggregate Exercise Price (the “Option Exercise Date”).

     5. REPRESENTATIONS AND WARRANTIES OF THE GRANTOR. Grantor represents and warrants to Optionee, as of the date hereof, and as of the Option Exercise Date, as follows:

a.

All action on the part of Grantor, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Grantor hereunder has been taken. This Agreement, when executed and delivered by Grantor, will constitute a valid and legally binding obligation of Grantor, enforceable against Grantor in accordance with its terms.

b.

Grantor is the lawful owner of the Shares with good and marketable title thereto, and Grantor has the absolute right to sell, assign, convey, transfer and deliver the Shares and any and all rights and benefits incident to the ownership thereof (including, without limitation, any registration rights pertaining to the Shares), all of which rights and benefits are transferable by Grantor to Optionee pursuant to this Agreement, free and clear of all the following (collectively called “Claims”) of any nature whatsoever: security interests, liens, pledges, claims (pending or, to the Grantor’s knowledge, threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money. In addition there are no voting trusts or proxies in effect relating to the Shares. The purchase and sale of the Shares as contemplated herein will (i) pass good and marketable title to the Shares to Optionee, free and clear of all Claims, and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such Shares (including, without limitation, any registration rights pertaining to the Shares).

c.

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Grantor is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which Grantor is a party.

d.

There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of Grantor, threatened against Grantor which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

e.

No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by Grantor of this Agreement and the consummation of the transactions contemplated hereby.

f.

Grantor is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

g.

In the event Optionee elects to deliver the MKHD Shares as payment for the Option exercise price and unless the MKHD Shares are covered by a then current registration statement under the Securities Act of 1933, as amended (the “Act”), Grantor acknowledges that it (a) is acquiring such MKHD Shares for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act or any state securities laws), (b) has been advised and understands that (i) the MKHD Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer, (ii) the Optionee is under no obligation to register the MKHD Shares under the Act or to take any action which would make available to Grantor any exemption from such registration, and (iii) the MKHD Shares may not be transferred without compliance with all applicable federal and state securities laws.

     6. TRANSFERABILITY OF OPTION. Neither this Option nor the Shares have been registered under the Act and/or the Ontario Securities Commission. None of this Option, the Shares or the rights and privileges conferred in whole and in part hereby, may be transferred, assigned, pledged, or hypothecated in any manner unless registered under the Act or, in the opinion of counsel satisfactory to the Company, an exemption from registration under the Act is available. Neither this Option nor the Shares shall be subject to levy and execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this Option or the Shares, or any right or privilege conferred hereby, contrary to the provisions hereof, or upon levy and execution, attachment or similar process on this Option and the rights and privileges conferred under this Agreement, this Option and such rights and privileges shall immediately become null and void.

     7. ISSUANCE OF SHARES. Grantor shall be obligated to sell the Shares to the Optionee upon the exercise of the Option. Each certificate representing the restricted Shares shall be stamped or otherwise imprinted with a legend evidencing all applicable federal and local securities laws.

     8. GRANTOR’S RETENTION OF OWNERSHIP DURING OPTION PERIOD. During the term of this Option, Grantor shall not sell, assign, transfer, bequeath, or otherwise dispose of the Shares, in whole or in part, and Grantor shall not pledge or hypothecate the Shares or create, or permit to be created, any liens against the Shares, in whole or in part. Grantor shall defend the Shares against, and will take such other action as is necessary to remove, any lien or claim on or to the Shares and will defend the right, title and interest of Optionee in and to any of the Shares against the claims and demands of all persons whomsoever. Within five (5) business days from the date of execution of this Agreement, Grantor agrees to execute an escrow agreement (the “Escrow Agreement”) with Optionee and Birch First Advisors, LLC and/or assigns (the “Escrow Agent”) for the receipt into safe keeping of the certificate or certificates representing the Shares (the “Escrowed Certificates”) and setting forth the procedures and terms of the release of the Escrow Certificates upon the exercise of the Option by the Optionee.

     9. ADJUSTMENTS TO STOCK ISSUABLE UPON EXERCISE OF OPTION.

     9.1 An appropriate and proportionate adjustment shall be made in the maximum number and/or kind of securities allocated to this Option, without change in the aggregate purchase price applicable to the unexercised portion of the outstanding Option, but with a corresponding adjustment in the price for each share of stock or other unit of any security covered by this Option upon the Company’s issuance of New Securities. New Securities shall mean any common stock or preferred stock of the Company, whether now authorized or not, and rights, options or warrants to purchase said common stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into said common stock or preferred stock; provided, New Securities does not include (i) securities issued pursuant to any existing Company options outstanding on the date of this Agreement or Company options issued, after the date of this Agreement, pursuant to an existing options issued by the Company (ii) securities offered to the public pursuant to a registration statement; or, (iii) securities issued pursuant to the acquisition of another person by the Company, to purchase substantially all of another person’s assets; or, any other reorganization whereby the Company shall own less than fifty percent (50.0%) of the voting power of the surviving entity. Except as provided for in this Section 9, if the outstanding shares of common stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of stock or securities of the Company or stock of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split; or, reverse stock split, the appropriate and proportionate adjustment shall be made hereunder.

     9.2 Upon the date (i) of the dissolution or liquidation of the Company; (ii) of a reorganization, merger or consolidation of the Company with one or more persons in which the Company will not survive; (iii) of a transfer of substantially all of the assets of the Company; or (iv) that a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the total voting equity interests of the Company, then any Option granted hereunder shall be exercisable until the effective date of such event (or such earlier date as this Option would otherwise expire hereunder) and shall terminate and be of no further force or effect on such effective date unless provision be made, in writing, in connection with such event for the assumption of this Option, or the substitution for this Option of new options covering the shares of any successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of securities and prices, in which event this Option or the new options substituted therefor, shall continue in the manner and under the terms so provided. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or change in beneficial ownership of the Company, and if provision is not made in such transaction for the assumption of this Option or the substitution for this Option of new options covering the shares of a successor entity or a parent or subsidiary thereof, then the Optionee shall be entitled, prior to the effective date of any such transaction, to purchase the full number of shares of common stock of the Company which it would otherwise have been entitled to purchase pursuant to this Option during the remaining term of such Option. Upon the first purchase of shares of stock pursuant to a tender offer or exchange offer, other than by the Company, for all or any part of the stock, the Optionee shall be entitled, prior to the termination date of any such tender offer, to purchase the full number of shares of stock under this Option which it otherwise would have been entitled to purchase during the remaining term of such Option.

     9.3 Whenever an adjustment to this Option is required to be made pursuant to this Section 9, Grantor shall promptly give written notice to Optionee of such adjustments.

     10. MISCELLANEOUS.

     10.1 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the Parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given. Parties addresses are as follows:

GRANTOR:	OPTIONEE:

UCANDU Learning Centres Inc.	Mount Knowledge Holdings, Inc.
150 Consumers Road,	39555 Orchard Hill Place
Suite 202	Suite 600 PMB 6096
Toronto, ON M2J 1P9, Canada	Novi, Michigan 48375, USA
Attn: Erwin Sniedzins	Attn: Daniel A. Carr
Tel: (416) 858-2618	Tel: (248) 468-4688
Fax: (647) 353-2888	Fax: (248) 671-5080
Email: esniedzins@gmail.com	Email: dcarr@mkhd.net

     10.2 Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

     10.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action, or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     10.4 Captions. The captions appearing in this Agreement are inserted as a matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

     10.5 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

     10.6 Benefits. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

     10.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired hereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     10.8 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor. The award of the Arbitration shall be binding on the Parties. Judgment shall be entered upon an award of a majority of the arbitrators filed in a court of competent jurisdiction and confirmed by such court. Venue for Arbitration proceedings shall be Clarke County, Nevada. The Parties consent that the costs of arbitration, attorneys’ fees of the Parties, together with all other expenses shall be paid as provided in the Arbitration award.

     10.9 Number of Parties. The singular shall include the plural and the plural the singular and one gender shall include all genders. As used in this Agreement the term Affiliate means a person, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under, control with, the Company.

     10.10 Currency. In all instances, references to monies used in this Agreement shall be deemed to be United States dollars.

     10.11 Multiple Counterparts. This Agreement may be executed via facsimile in one or more counterparts and transmitted via facsimile or PDF, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.

     10.12 Further Assurances. Each of the parties hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

     IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

WITNESSES:	GRANTOR

UCANDU LEARNING CETNERS, INC.,
Print Name: _______________________________________	an Ontario Canada Corporation

/s/ Erwin Sniedzins
Print Name: _______________________________________	By: Erwin Sniedzins
Its: President and CEO

WITNESSES:	OPTIONEE

MOUNT KNOWLEDGE HOLDINGS, INC.,
Print Name: _______________________________________	A Nevada Corporation

/s/ Daniel A. Carr
Print Name: _______________________________________	By: Daniel A. Carr
Its: President and CEO